UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2010

NATIONAL MENTOR HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-129179	31-1757086
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 790-4800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2010, the sole stockholder of National Mentor Holdings, Inc. (the “Company”) increased the size of the Board of Directors from seven to eight members and elected Chris A. Durbin to the Board of Directors effective immediately. Mr. Durbin will serve as a member of the Audit Committee, the Capital Allocation Committee and the Compensation Committee.

Mr. Durbin is employed by Vestar Capital Partners V, L.P., the Company’s controlling equity holder.  Vestar receives a management fee from the Company and has entered into a Securityholders Agreement with the Company’s indirect parent company and certain other agreements with the Company, as described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009. Mr. Durbin was elected to the Board of Directors in accordance with the terms of the Securityholders Agreement, as amended to provide for such number of directors equal to the number of directors designated by Vestar, plus one, for a period of up to one year. Mr. Durbin has entered into the Company’s form of Indemnification Agreement for directors and executive officers in the form filed as Exhibit 10-1 to the Company’s Form 8-K filed on December 10, 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued December 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.

Date: December 9, 2010

/s/ Denis M. Holler
Name: Denis M. Holler
Title: Executive Vice President,
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press release issued December 9, 2010

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